Exhibit 13.1

Wipro Limited

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Azim H. Premji, Chairman and Managing Director of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)	the Annual Report of the Company on Form 20-F for the fiscal year ended March 31, 2014, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	information contained in such Annual Report on Form 20-F fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Azim H. Premji
Azim H. Premji Chairman and Managing Director (Principal Executive Officer)

I, Suresh C. Senapaty, Chief Financial Officer and Executive Director of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)	the Annual Report of the Company on Form 20-F for the fiscal year ended March 31, 2014, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	information contained in such Annual Report on Form 20-F fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Suresh C. Senapaty
Suresh C. Senapaty Chief Financial Officer and Executive Director (Principal Financial Officer)

Date: May 19, 2014